For Immediate Release	Inquiries: Felise Kissell (215) 409-7287 Kissell-Felise@aramark.com
Scott Sullivan (215) 238-3953 Sullivan-Scott1@aramark.com
Aramark Reports Second Quarter Earnings
YEAR-OVER-YEAR SUMMARY
•Revenue +37%; Organic Revenue +35%
◦Double-digit growth across all segments, led by FSS U.S.
◦Revenue at 97% of pre-COVID level; Organic Revenue at 95% of pre-COVID level
•Operating Income up $137 million; Adjusted Operating Income (AOI) up $138 million
◦Operating Income Margin of 3.7%; AOI Margin of 4.5% on a constant-currency basis
◦Increased profitability driven by higher sales volume and operational cost management
•EPS increased $0.44 to $0.14; Adjusted EPS increased $0.46 to $0.22
•Positioned for second consecutive year of record-breaking Net New Business
◦Strong start to fiscal year driven by better-than-expected new account wins
◦Robust sales pipeline for the remainder of the year
Philadelphia, PA, May 10, 2022 - Aramark (NYSE: ARMK) today reported second quarter fiscal 2022 results.
"Success driving our operational, strategic, investment, and cultural initiatives enabled Aramark to deliver double-digit organic revenue growth in each segment," said John Zillmer, Aramark's Chief Executive Officer. "As our financial performance across the business continues to strengthen, I'm encouraged by the record-breaking pace of new client wins, and a sales pipeline for the remainder of the year which we believe puts us on track for a second consecutive year of record-breaking Net New Business performance. None of this could be accomplished without the extraordinary Aramark people around the world who are focused on living our hospitality culture in our client locations and in the communities where we live and work. I couldn't be more proud of this team and all they continue to do."

*Pre-COVID level reflects constant-currency performance compared to the same period in fiscal '19
Note: Supplemental business review slides available on Aramark's Investor Relations website

SECOND QUARTER RESULTS
Consolidated revenue was $3.9 billion in the second quarter, an increase of 37% compared to the prior year period. Organic revenue, which adjusts for the effect of currency translation and certain acquisitions, improved 35% year-over-year with double-digit growth in all segments.
An improving base recovery, pricing pass-through and the benefit from new client wins led to consolidated revenue at 97% and organic revenue at 95% of pre-COVID levels.

	Revenue Change Year-Over-Year
	Q2 '21	Q3 '21	Q4 '21[1]	Q1 '22	Q2 '22
FSS United States	(30)%	55%	51%	68%	51%
FSS International	(21)%	41%	22%	26%	29%
Uniform & Career Apparel	(9)%	6%	(2)%	8%	10%
Total Company	(24)%	39%	32%	44%	37%

	% of Fiscal '19 Quarter
Total Company	70%	74%	90%	93%	97%

	Organic Revenue Change Year-Over-Year
	Q2 '21	Q3 '21	Q4 '21	Q1 '22	Q2 '22
FSS United States	(31)%	52%	58%	61%	45%
FSS International	(26)%	28%	21%	28%	35%
Uniform & Career Apparel	(9)%	5%	5%	7%	10%
Total Company	(26)%	34%	37%	41%	35%

	% of Fiscal '19 Quarter
Total Company	71%	73%	87%	92%	95%
1A 53rd week of operations during fiscal 2020 benefited Revenue Change % in Q4 '20 and impacted Q4 '21
•FSS United States organic revenue increased 45% compared to the second quarter last year largely driven by the following factors in each sector:

Sector	Q2 Revenue Activity
Education	Reported stronger year-over-year results despite managing through periodic business interruption from Omicron early in the quarter. Performance improved as the quarter progressed with meal plans at or above pre-COVID levels and retail sales on campuses continued to recover. In K-12, in-person attendance continued to increase and universal government-sponsored programs remain for the academic year.
Sports, Leisure & Corrections	Significantly improved year-over-year performance led by increased fan attendance in professional sports. Sports & Entertainment drove strong per capita spending growth from expanded brand concepts and cashless solutions. Scheduling for concerts and events has accelerated, although still limited. Leisure experienced improving levels of activity within National Parks. Corrections remained steady.
Business & Industry	Clients gradually returned to the workplace, particularly at the end of the quarter. Increased in-person activity enhanced by greater participation rates, meal subsidies, and customized offerings.
Healthcare	Served higher levels of patient meals, while retail activity remained lower. Improved retention has been a key driver with a focus on innovation and enhanced patient experiences.
Facilities & Other	Benefited from project-oriented services at existing clients as well as start-up of operations at new client accounts.
•FSS International grew organic revenue 35% year-over-year for the second quarter, reporting ongoing progress in returning to pre-COVID levels. Europe and Canada experienced improved business activity compared to the prior year. Emerging Markets continued its strong growth trajectory led by Latin America. Despite increased lockdown restrictions in the quarter, China delivered growth through net new business, primarily serving Healthcare clients. Across the International portfolio, clients are shifting focus to re-openings with government support programs reduced or terminated.
•Uniform & Career Apparel organic revenue increased 10% year-over-year for the second quarter, surpassing pre-COVID fiscal '19 levels for the same period. Growth was driven by salesforce productivity, targeted pricing, and base recovery.

	Revenue
	Q2 '22	Q2 '21	Change ($)	Change (%)	Organic Revenue Change (%)
FSS United States	$2,338M	$1,551M	$787M	51%	45%
FSS International	871	678	193	29%	35%
Uniform & Career Apparel	651	591	60	10%	10%
Total Company	$3,861M	$2,820M	$1,041M	37%	35%
Difference between Change (%) and Organic Revenue Change (%) reflects the effect of certain acquisitions and the elimination of currency translation.
May not total due to rounding.

Operating Income was $142 million for the second quarter, an increase of $137 million compared to the prior year period. Adjusted Operating Income was $169 million, a year-over-year increase of $138 million, resulting in an AOI margin of 4.5% on a constant-currency basis. Year-over-year improvement reflected operating leverage from greater revenue levels at existing accounts and the contribution from new accounts, partially offset by the timing lag associated with pricing pass-through related to changes in the rate of inflation, start-up costs from the significant volume of new client wins, and off-program procurement activity as the Company managed through the current complex supply chain environment.
•FSS United States effectively managed operating costs across lines of business as base revenue recovered, partially offset by a time lag in recovery of cost inflation in certain businesses, start-up costs for new accounts and off-program procurement activity.
•FSS International also effectively managed operating costs across geographies as base revenue recovered, as well as benefited from previously implemented cost savings actions.
•Uniform & Career Apparel improved operating efficiencies led by early-stage benefits associated with the near-complete implementation of its new Customer Relationship Management (CRM) system, as well as the benefit from net new business and continued base revenue recovery.
•Corporate overhead costs were tightly managed as revenue increased.

	Operating Income			Adjusted Operating Income
	Q2 '22	Q2 '21	Change ($)	Q2 '22	Q2 '21	Change ($)
FSS United States	$82M	$1M	$81M	$100M	$20M	$80M
FSS International	37	12	25	41	11	30
Uniform & Career Apparel	56	22	34	62	31	31
Corporate	(33)	(29)	(4)	(34)	(32)	(2)
Total Company	$142M	$5M	$137M	$169M	$30M	$138M
May not total due to rounding.

GAAP SUMMARY
Second quarter fiscal 2022 GAAP results improved across all metrics compared to the prior year as the business continued to recover from the impact of COVID-19. On a GAAP basis, revenue was $3.9 billion, operating income was $142 million, net income attributable to Aramark stockholders was $36 million and diluted earnings per share was $0.14. These results included a $95 million revenue contribution from Next Level. Comparatively, second quarter fiscal 2021 revenue was $2.8 billion, operating income was $5 million, net loss attributable to Aramark stockholders was $78 million and diluted loss per share was $0.30. A reconciliation of GAAP to Non-GAAP measures is included in the Appendix.
CURRENCY
In the second quarter, the effect of currency translation decreased reported revenue by $43 million, operating income by $2.3 million and net income by $1.9 million.

CASH FLOW AND CAPITAL STRUCTURE
In the second quarter, Net Cash provided by operating activities was $375 million and Free Cash Flow was $278 million driven by improved operating performance as well as effective management of working capital. At quarter-end, Aramark had over $1.5 billion in cash availability.
DIVIDEND DECLARATION
As announced on May 4, 2022, the Company's Board of Directors approved a quarterly dividend of 11 cents per share of common stock. The dividend will be payable on June 1, 2022 to stockholders of record at the close of business on May 18, 2022.
BUSINESS UPDATE
Through the first half of its fiscal year, Aramark delivered both organic revenue growth and margin improvement. The Company continues to advance its growth strategies with accelerated profitable new wins, while maintaining higher retention rates. With stronger-than-planned Annualized Net New Business to-date, and a robust sales pipeline for the remainder of the year, Aramark anticipates a second consecutive year of record-breaking Net New Business performance.
The Company continues to work closely with clients to effectively manage both higher inflation levels and a tight labor market. Aramark is leveraging all resources at its disposal, including its significant purchasing scale, talent acquisition initiatives, flexible operating model and, in certain cases, ability to restructure contract provisions. The Company has been implementing pricing pass-through, as appropriate, to cover incremental costs. There has been no fundamental change to Aramark's business or value proposition that would cause inflation to change the ultimate margin model.
The Company continues to expect an incremental margin of 15% to 20% associated with the return of COVID-impacted volume. The number of new account wins in fiscal 2022 has grown significantly following record new business wins in fiscal 2021. Start-up costs temporarily affect AOI margin as unit-level profitability typically increases after the first year of operations.
Aramark believes continued execution of its strategies position it well to achieve its near-term outlook and longer-term financial targets.

OUTLOOK
The Company provides its expectations for organic revenue growth, Adjusted Operating Income, Adjusted EPS, Covenant Adjusted EBITDA and Free Cash Flow on a non-GAAP basis, and does not provide a reconciliation of such forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for the impact of the change in fair value related to certain gasoline and diesel agreements and other charges and the effect of currency translation. The fiscal 2022 outlook reflects management's current assumptions regarding the continued impact of COVID-19 on Aramark and its clients. The extent to which COVID-19 continues to impact segments, operations, and financial results, including the duration and magnitude of such impact, will depend on numerous evolving factors that are difficult to accurately predict, including those discussed in the Risk Factors set forth in the Company's filings with the United States Securities and Exchange Commission.
As the Company enters the second half of the fiscal year, Aramark's full-year performance expectations for fiscal 2022 are as follows:

	Organic Revenue Growth	Annualized Net New Business	AOI Margin	Free Cash Flow

Current Outlook	At or very near 27%	$650M - $750M	At or very near 5%	$300M - $350M

Previous Outlook	23% - 27%	$550M - $650M	5.0% - 5.5%	$300M - $400M
Due to:	•Higher pricing pass-through to clients to recover incremental costs due to inflation •Stronger contributions from Net New Business	•Better-than-expected new account wins, while maintaining last year's improved retention rates •Robust sales pipeline, with steadily increasing close rates
•Continued quarterly progression with Q4 exit near mid-6%
•Start-up costs associated with better-than-expected new business wins
•Continued temporary reliance on off-program procurement related to supply chain complexities
•Percentage margin impacted near-term by higher pricing to recapture elevated cost inflation
•Slower conversion back from cost-plus contracts to profit & loss (P&L) contracts, primarily in Business Dining
•Working capital investment associated with slower conversion back to P&L contracts, primarily in Business Dining •Higher-than-expected revenue growth
As previously communicated, the Company's prior guidance assumed both inflation and supply chain complexities would partially abate over the course of the year. These macroeconomic headwinds have continued to persist and are now expected to remain for the second half of the fiscal year. The majority of Aramark's business has been able to adjust accordingly. Adjustments in certain lines of business, however, such as Higher Education, can be subject to a pricing lag. As such, the Company currently expects Adjusted Operating Income for fiscal '22 to be very modestly below the midpoint, but well within the range implied by prior guidance.
Aramark remains confident in its ability to achieve the fiscal '25 financial targets outlined at its Analyst Day in December 2021.
"Our strong growth trajectory is being driven by the hard work and unwavering support of the entire team across the globe. Aramark is a company transformed—stronger, focused, and more energized than ever before," Zillmer added. "I'm incredibly pleased with the momentum achieved in the first half of the year, which we expect to continue to build on as the year progresses and beyond."

CONFERENCE CALL SCHEDULED
The Company has scheduled a conference call at 8:30 a.m. ET today to discuss its earnings and outlook. This call and related materials can be heard and reviewed, either live or on a delayed basis, on the Company's website, www.aramark.com on the investor relations page.
About Aramark
Aramark (NYSE: ARMK) proudly serves the world’s leading educational institutions, Fortune 500 companies, world champion sports teams, prominent healthcare providers, iconic destinations and cultural attractions, and numerous municipalities in 19 countries around the world with food, facilities, and uniform services. Because our culture is rooted in service, our employees strive to do great things for each other, our partners, our communities, and our planet. Aramark ranked No. 1 In the Diversified Outsourcing Services Category on FORTUNE’s 2022 List of ‘World’s Most Admired Companies’ and has been named to DiversityInc’s “Top 50 Companies for Diversity” list, the Forbes list of “America’s Best Employers for Diversity,” the HRC’s “Best Places to Work for LGBTQ Equality” and scored 100% on the Disability Equality Index. Learn more at www.aramark.com and connect with us on Facebook, Twitter, and LinkedIn.

Selected Operational and Financial Metrics

Adjusted Revenue (Organic)
Adjusted Revenue (Organic) represents revenue growth, adjusted to eliminate the effect of certain material acquisitions and divestitures, the estimated impact of the 53rd week and the impact of currency translation.

Adjusted Operating Income
Adjusted Operating Income represents operating income (loss) adjusted to eliminate the change in amortization of acquisition-related intangible assets; the impact of the change in fair value related to certain gasoline and diesel agreements; severance and other charges; the effect of certain material acquisitions; merger and integration related charges; and other items impacting comparability.

Adjusted Operating Income (Constant Currency)
Adjusted Operating Income (Constant Currency) represents Adjusted Operating Income adjusted to eliminate the impact of currency translation.

Adjusted Net Income (Loss)
Adjusted Net Income (Loss) represents net income (loss) attributable to Aramark stockholders adjusted to eliminate the change in amortization of acquisition-related intangible assets; the impact of changes in the fair value related to certain gasoline and diesel agreements; severance and other charges; the effect of certain material acquisitions; merger and integration related charges; loss on defined benefit pension plan termination, less the tax impact of these adjustments; the impact of tax legislation and other items impacting comparability. The tax effect for adjusted net income (loss) for our United States earnings is calculated using a blended United States federal and state tax rate. The tax effect for adjusted net income (loss) in jurisdictions outside the United States is calculated at the local country tax rate.

Adjusted Net Income (Loss) (Constant Currency)
Adjusted Net Income (Loss) (Constant Currency) represents Adjusted Net Income (Loss) adjusted to eliminate the impact of currency translation.

Adjusted EPS
Adjusted EPS represents Adjusted Net Income (Loss) divided by diluted weighted average shares outstanding.

Adjusted EPS (Constant Currency)
Adjusted EPS (Constant Currency) represents Adjusted EPS adjusted to eliminate the impact of currency translation.

Covenant Adjusted EBITDA
Covenant Adjusted EBITDA represents net income attributable to Aramark stockholders adjusted for interest and other financing costs, net; provision for income taxes; depreciation and amortization and certain other items as defined in our debt agreements required in calculating covenant ratios and debt compliance. We also use Net Debt for our ratio to Covenant Adjusted EBITDA, which is calculated as total long-term borrowings less cash and cash equivalents.

Free Cash Flow
Free Cash Flow represents net cash (used in) provided by operating activities less net purchases of property and equipment and other. Management believes that the presentation of free cash flow provides useful information to investors because it represents a measure of cash flow available for distribution among all the security holders of the Company.

Net New Business
Net New Business is an internal statistical metric used to evaluate our new sales and retention performance. The calculation is defined as the annualized value of gross new business less the annualized value of lost business.

We use Adjusted Revenue (Organic), Adjusted Operating Income (including on a constant currency basis), Adjusted Net Income (Loss) (including on a constant currency basis), Adjusted EPS (including on a constant currency basis), Covenant Adjusted EBITDA and Free Cash Flow as supplemental measures of our operating profitability and to control our cash operating costs. We believe these financial measures are useful to investors because they enable better comparisons of our historical results and allow our investors to evaluate our performance based on the same metrics that we use to evaluate our performance and trends in our results. These financial metrics are not measurements of financial performance under generally accepted accounting principles, or GAAP. Our presentation of these metrics has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. You should not consider these measures as alternatives to revenue, operating income (loss), net income (loss), or earnings (loss) per share, determined in accordance with GAAP. Adjusted Revenue (Organic), Adjusted Operating Income, Adjusted Net Income (Loss), Adjusted EPS, Covenant Adjusted EBITDA and Free Cash Flow as presented by us may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.

Explanatory Notes to the Non-GAAP Schedules

Amortization of Acquisition-Related Intangible Assets - adjustments to eliminate the change in amortization expense resulting from the purchase accounting applied to the January 26, 2007 going-private transaction and amortization expense recognized on other acquisition-related intangible assets.

Severance and Other Charges - adjustments to eliminate severance expenses in the applicable period ($5.4 million expense reversal for the second quarter and year-to-date 2021).

Effect of Certain Acquisitions - adjustments to eliminate the operating results of certain material acquisitions that are not comparable to the prior year periods.

Merger and Integration Related Charges - adjustments to eliminate merger and integration charges primarily related to the AmeriPride acquisition, including costs for transitional employees and integration related consulting costs, and charges related to plant consolidation, mainly asset write-downs, the implementation of a new revenue accounting system and other expenses.

Gains, Losses and Settlements impacting comparability - adjustments to eliminate certain transactions that are not indicative of our ongoing operational performance, primarily for the gain from the insurance proceeds received related to property damage from a tornado in Nashville ($3.1 million for year-to-date 2022), charges related to hyperinflation in Argentina ($1.0 million for the second quarter and year-to-date of both 2022 and 2021), the impact of the change in fair value related to certain gasoline and diesel agreements ($2.9 million gain for the second quarter of 2022, $0.3 million loss for year-to-date 2022, $2.3 million gain for the second quarter of 2021 and $5.7 million gain for year-to-date 2021), income from prior years' loss experience under our general liability, automobile liability and workers' compensation programs ($18.1 million for year-to-date 2021), pension withdrawal charges ($0.7 million for the second quarter and year-to-date 2021) and other miscellaneous charges.

Loss on Defined Benefit Pension Plan Termination - adjustment to eliminate the impact of a non-cash loss from the termination of certain single-employer defined benefit pension plans.

Effect of Tax Legislation on Provision (Benefit) for Income Taxes - adjustments to eliminate the impact of tax legislation that is not indicative of our ongoing tax position based on the new tax policies, including the benefit related to the CARES Act for net operating losses being carried back to prior fiscal years ($12.1 million for the second quarter of 2021 and $34.3 million for year-to-date 2021) and a valuation allowance against certain foreign tax credits ($10.1 million for the second quarter of 2021 and $26.2 million for year-to-date 2021).

Tax Impact of Adjustments to Adjusted Net Income (Loss) - adjustments to eliminate the net tax impact of the adjustments to adjusted net income (loss) calculated based on a blended United States federal and state tax rate for United States adjustments and the local country tax rate for adjustments in jurisdictions outside the United States. Adjustment also reverses a valuation allowance recorded against deferred tax assets in a foreign subsidiary that were previously deemed to be not realizable (approximately $8.5 million for year-to-date 2022).

Effect of Currency Translation - adjustments to eliminate the impact that fluctuations in currency translation rates had on the comparative results by presenting the periods on a constant currency basis. Assumes constant foreign currency exchange rates based on the rates in effect for the prior year period being used in translation for the comparable current year period.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect our current expectations as to future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. These statements include, but are not limited to, statements under the heading "Outlook" and those related to our expectations regarding the impact of the ongoing COVID-19 pandemic, the performance of our business, our financial results, our operations, our liquidity and capital resources, the conditions in our industry and our growth strategy. In some cases forward-looking statements can be identified by words such as "outlook," "aim," "anticipate," "are or remain or continue to be confident," "have confidence," "estimate," "expect," "will be," "will continue," "will likely result," "project," "intend," "plan," "believe," "see," "look to" and other words and terms of similar meaning or the negative versions of such words. These forward-looking statements are subject to risks and uncertainties that may change at any time, actual results or outcomes may differ materially from those that we expected.
Some of the factors that we believe could affect or continue to affect our results include without limitation: the severity and duration of the ongoing COVID-19 pandemic; the pandemic's impact on the United States and global economies, including particularly the client sectors we serve and governmental responses to the pandemic; unfavorable economic conditions; natural disasters, global calamities, climate change, new pandemics, sports strikes and other adverse incidents; the failure to retain current clients, renew existing client contracts and obtain new client contracts; a determination by clients to reduce their outsourcing or use of preferred vendors; competition in our industries; increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our food and support services contracts; currency risks and other risks associated with international operations, including compliance with a broad range of laws and regulations, including the United States Foreign Corrupt Practices Act; risks associated with suppliers from whom our products are sourced; disruptions to our relationship with our distribution partners; the contract intensive nature of our business, which may lead to client disputes; our expansion strategy and our ability to successfully integrate the businesses we acquire and costs and timing related thereto; continued or further unionization of our workforce; liability resulting from our participation in multiemployer defined benefit pension plans; the inability to hire and retain key or sufficient qualified personnel or increases in labor costs; laws and governmental regulations including those relating to food and beverages, the environment, wage and hour and government contracting; liability associated with noncompliance with applicable law or other governmental regulations; new interpretations of or changes in the enforcement of the government regulatory framework; increases or changes in income tax rates or tax-related laws; the failure to maintain food safety throughout our supply chain, food-borne illness concerns and claims of illness or injury; a cybersecurity incident or other disruptions in the availability of our computer systems or privacy breaches; our leverage; the inability to generate sufficient cash to service all of our indebtedness; debt agreements that limit our flexibility in operating our business; and other factors set forth under the headings "Part I, Item 1A Risk Factors," "Part I, Item 3 Legal Proceedings" and "Part II, Item 7 Management's Discussion and Analysis of Financial Condition and Results of Operations" and other sections of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission ("SEC") on November 23, 2021 as such factors may be updated from time to time in our other periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov and which may be obtained by contacting Aramark's investor relations department via its website at www.aramark.com. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and in our other filings with the SEC. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us. Forward-looking statements speak only as of the date made. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in our expectations, or otherwise, except as required by law.

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended
	April 1, 2022	April 2, 2021
Revenue	$3,860,529	$2,819,692
Costs and Expenses:
Cost of services provided (exclusive of depreciation and amortization)	3,491,238	2,592,243
Depreciation and amortization	132,285	137,319
Selling and general corporate expenses	95,015	84,784
	3,718,538	2,814,346
Operating income	141,991	5,346
Interest and Other Financing Costs, net	89,685	96,278
Income (Loss) Before Income Taxes	52,306	(90,932)
Provision (Benefit) for Income Taxes	16,761	(13,269)
Net income (loss)	35,545	(77,663)
Less: Net loss attributable to noncontrolling interest	(203)	(87)
Net income (loss) attributable to Aramark stockholders	$35,748	$(77,576)

Earnings (Loss) per share attributable to Aramark stockholders:
Basic	$0.14	$(0.30)
Diluted	$0.14	$(0.30)
Weighted Average Shares Outstanding:
Basic	257,100	254,508
Diluted	258,747	254,508

	Six Months Ended
	April 1, 2022	April 2, 2021
Revenue	$7,808,789	$5,563,481
Costs and Expenses:
Cost of services provided (exclusive of depreciation and amortization)	7,062,283	5,127,870
Depreciation and amortization	267,803	275,893
Selling and general corporate expenses	196,465	174,839
	7,526,551	5,578,602
Operating income (loss)	282,238	(15,121)
Interest and Other Financing Costs, net	182,702	196,687
Income (Loss) Before Income Taxes	99,536	(211,808)
Provision (Benefit) for Income Taxes	21,284	(52,765)
Net income (loss)	78,252	(159,043)
Less: Net loss attributable to noncontrolling interest	(107)	(224)
Net income (loss) attributable to Aramark stockholders	$78,359	$(158,819)

Earnings (Loss) per share attributable to Aramark stockholders:
Basic	$0.31	$(0.63)
Diluted	$0.30	$(0.63)
Weighted Average Shares Outstanding:
Basic	256,785	254,088
Diluted	258,399	254,088

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In Thousands)

	April 1, 2022	October 1, 2021
Assets

Current Assets:
Cash and cash equivalents	$429,306	$532,591
Receivables	1,989,035	1,748,601
Inventories	435,614	412,676
Prepayments and other current assets	219,192	204,987
Total current assets	3,073,147	2,898,855
Property and Equipment, net	2,007,174	2,038,394
Goodwill	5,504,938	5,487,297
Other Intangible Assets	2,027,102	2,028,622
Operating Lease Right-of-use Assets	584,386	587,854
Other Assets	1,465,487	1,335,142
	$14,662,234	$14,376,164

Liabilities and Stockholders' Equity

Current Liabilities:
Current maturities of long-term borrowings	$66,575	$58,850
Current operating lease liabilities	67,870	67,280
Accounts payable	928,782	919,090
Accrued expenses and other current liabilities	1,636,345	1,812,213
Total current liabilities	2,699,572	2,857,433
Long-Term Borrowings	7,727,122	7,393,417
Noncurrent Operating Lease Liabilities	299,962	314,378
Deferred Income Taxes and Other Noncurrent Liabilities	1,022,402	1,079,014
Commitments and Contingencies
Redeemable Noncontrolling Interest	8,971	9,050
Total Stockholders' Equity	2,904,205	2,722,872
	$14,662,234	$14,376,164

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Six Months Ended
	April 1, 2022	April 2, 2021
Cash flows from operating activities:
Net income (loss)	$78,252	$(159,043)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities
Depreciation and amortization	267,803	275,893
Deferred income taxes	5,350	(31,146)
Share-based compensation expense	47,913	34,888
Changes in operating assets and liabilities	(510,887)	112,492
Payments made to clients on contracts	(14,977)	(28,854)
Other operating activities	(1,721)	17,631
Net cash (used in) provided by operating activities	(128,267)	221,861

Cash flows from investing activities:
Net purchases of property and equipment and other	(163,032)	(142,751)
Acquisitions, divestitures and other investing activities	(126,787)	(32,959)
Net cash used in investing activities	(289,819)	(175,710)

Cash flows from financing activities:
Net proceeds/payments of long-term borrowings	59,057	(806,405)
Net change in funding under the Receivables Facility	300,000	(315,600)
Payments of dividends	(56,464)	(55,875)
Proceeds from issuance of common stock	23,703	27,277
Other financing activities	(8,483)	(13,028)
Net cash provided by (used in) financing activities	317,813	(1,163,631)
Effect of foreign exchange rates on cash and cash equivalents	(3,012)	8,303
Decrease in cash and cash equivalents	(103,285)	(1,109,177)
Cash and cash equivalents, beginning of period	532,591	2,509,188
Cash and cash equivalents, end of period	$429,306	$1,400,011

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Three Months Ended
	April 1, 2022
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$2,338,336	$870,895	$651,298		$3,860,529
Operating Income (as reported)	$82,132	$37,092	$55,945	$(33,178)	$141,991
Operating Income Margin (as reported)	3.51%	4.26%	8.59%		3.68%

Revenue (as reported)	$2,338,336	$870,895	$651,298		$3,860,529
Effect of Certain Acquisitions	(94,644)	—	—		(94,644)
Effect of Currency Translation	28	43,404	46		43,478
Adjusted Revenue (Organic)	$2,243,720	$914,299	$651,344		$3,809,363
Revenue Growth (as reported)	50.76%	28.51%	10.20%		36.91%
Adjusted Revenue Growth (Organic)	44.66%	34.91%	10.21%		35.10%

Operating Income (as reported)	$82,132	$37,092	$55,945	$(33,178)	$141,991
Amortization of Acquisition-Related Intangible Assets	16,396	2,520	6,527	—	25,443
Effect of Certain Acquisitions	1,503	—	—	1,281	2,784
Gains, Losses and Settlements impacting comparability	—	1,005	—	(2,491)	(1,486)
Adjusted Operating Income	$100,031	$40,617	$62,472	$(34,388)	$168,732
Effect of Currency Translation	5	2,317	10	—	2,332
Adjusted Operating Income (Constant Currency)	$100,036	$42,934	$62,482	$(34,388)	$171,064

Adjusted Operating Income Margin (Constant Currency)	4.46%	4.70%	9.59%		4.49%

	Three Months Ended
	April 2, 2021
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$1,550,987	$677,696	$591,009		$2,819,692

Operating Income (as reported)	$856	$12,281	$21,678	$(29,469)	$5,346
Amortization of Acquisition-Related Intangible Assets	19,385	2,352	6,242	—	27,979
Severance and Other Charges	—	(4,618)	(501)	(326)	(5,445)
Merger and Integration Related Charges	—	—	3,173	—	3,173
Gains, Losses and Settlements impacting comparability	—	984	743	(2,330)	(603)
Adjusted Operating Income	$20,241	$10,999	$31,335	$(32,125)	$30,450

Operating Income Margin (as reported)	0.06%	1.81%	3.67%		0.19%
Adjusted Operating Income Margin	1.31%	1.62%	5.30%		1.08%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Six Months Ended
	April 1, 2022
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$4,763,715	$1,744,079	$1,300,995		$7,808,789
Operating Income (as reported)	$181,189	$59,799	$114,850	$(73,600)	$282,238
Operating Income Margin (as reported)	3.80%	3.43%	8.83%		3.61%

Revenue (as reported)	$4,763,715	$1,744,079	$1,300,995		$7,808,789
Effect of Certain Acquisitions	(186,681)	—	—		(186,681)
Effect of Currency Translation	(840)	62,124	(1,866)		59,418
Adjusted Revenue (Organic)	$4,576,194	$1,806,203	$1,299,129		$7,681,526
Revenue Growth (as reported)	58.96%	27.11%	8.91%		40.36%
Adjusted Revenue Growth (Organic)	52.70%	31.63%	8.75%		38.07%

Operating Income (as reported)	$181,189	$59,799	$114,850	$(73,600)	$282,238
Amortization of Acquisition-Related Intangible Assets	36,389	5,119	12,875	—	54,383
Effect of Certain Acquisitions	(1,250)	—	—	1,281	31
Gains, Losses and Settlements impacting comparability	—	1,005	(3,113)	737	(1,371)
Adjusted Operating Income	$216,328	$65,923	$124,612	$(71,582)	$335,281
Effect of Currency Translation	(282)	2,671	(102)	—	2,287
Adjusted Operating Income (Constant Currency)	$216,046	$68,594	$124,510	$(71,582)	$337,568

Adjusted Operating Income Margin (Constant Currency)	4.72%	3.80%	9.58%		4.39%

	Six Months Ended
	April 2, 2021
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$2,996,779	$1,372,155	$1,194,547		$5,563,481

Operating (Loss) Income (as reported)	$(13,925)	$9,267	$53,772	$(64,235)	$(15,121)
Amortization of Acquisition-Related Intangible Assets	40,773	4,148	12,684	—	57,605
Severance and Other Charges	—	(4,618)	(501)	(326)	(5,445)
Merger and Integration Related Charges	—	—	6,117	—	6,117
Gains, Losses and Settlements impacting comparability	(18,098)	984	743	(5,744)	(22,115)
Adjusted Operating Income	$8,750	$9,781	$72,815	$(70,305)	$21,041

Operating (Loss) Income Margin (as reported)	(0.46)%	0.68%	4.50%		(0.27)%
Adjusted Operating Income Margin	0.29%	0.71%	6.10%		0.38%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET INCOME (LOSS) & ADJUSTED EARNINGS (LOSS) PER SHARE
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	April 1, 2022	April 2, 2021	April 1, 2022	April 2, 2021
Net Income (Loss) Attributable to Aramark Stockholders (as reported)	$35,748	$(77,576)	$78,359	$(158,819)
Adjustment:
Amortization of Acquisition-Related Intangible Assets	25,443	27,979	54,383	57,605
Severance and Other Charges	—	(5,445)	—	(5,445)
Effect of Certain Acquisitions	2,784	—	31	—
Merger and Integration Related Charges	—	3,173	—	6,117
Gains, Losses and Settlements impacting comparability	(1,486)	(603)	(1,371)	(22,115)
Loss on Defined Benefit Pension Plan Termination	—	—	3,644	—
Effect of Tax Legislation on Provision (Benefit) for Income Taxes	—	(2,075)	—	(8,126)
Tax Impact of Adjustments to Adjusted Net Income (Loss)	(6,199)	(6,459)	(22,130)	(9,110)
Adjusted Net Income (Loss)	$56,290	$(61,006)	$112,916	$(139,893)
Effect of Currency Translation, net of Tax	1,873	—	1,811	—
Adjusted Net Income (Loss) (Constant Currency)	$58,163	$(61,006)	$114,727	$(139,893)

Earnings (Loss) Per Share (as reported)
Net Income (Loss) Attributable to Aramark Stockholders (as reported)	$35,748	$(77,576)	$78,359	$(158,819)
Diluted Weighted Average Shares Outstanding	258,747	254,508	258,399	254,088
	$0.14	$(0.30)	$0.30	$(0.63)

Adjusted Earnings (Loss) Per Share
Adjusted Net Income (Loss)	$56,290	$(61,006)	$112,916	$(139,893)
Diluted Weighted Average Shares Outstanding	258,747	254,508	258,399	254,088
	$0.22	$(0.24)	$0.44	$(0.55)

Adjusted Earnings (Loss) Per Share (Constant Currency)
Adjusted Net Income (Loss) (Constant Currency)	$58,163	$(61,006)	$114,727	$(139,893)
Diluted Weighted Average Shares Outstanding	258,747	254,508	258,399	254,088
	$0.22	$(0.24)	$0.44	$(0.55)

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
NET DEBT TO COVENANT ADJUSTED EBITDA
(Unaudited)
(In thousands)
		Amendment Adjusted
	Twelve Months Ended	Period Ended(1)
	April 1, 2022	April 1, 2022
Net Income Attributable to Aramark Stockholders (as reported)	$146,345	$259,549
Interest and Other Financing Costs, net	387,381	355,251
Provision for Income Taxes	33,416	55,202
Depreciation and Amortization	542,602	554,341
Share-based compensation expense(2)	84,078	80,444
Unusual or non-recurring (gains) and losses(3)	(77,070)	—
Pro forma EBITDA for equity method investees(4)	10,488	12,440
Pro forma EBITDA for certain transactions(5)	5,225	855
Other(6)(7)	(9,042)	(14,306)
Covenant Adjusted EBITDA	$1,123,423	$1,303,776

Net Debt to Covenant Adjusted EBITDA
Total Long-Term Borrowings	$7,793,697	$7,793,697
Less: Cash and cash equivalents	429,306	429,306
Net Debt	$7,364,391	$7,364,391
Covenant Adjusted EBITDA	$1,123,423	$1,303,776
Net Debt/Covenant Adjusted EBITDA	6.6	5.6

(1) The covenant waiver period outlined in Amendment No. 9 to the Company's Credit Agreement expired at the beginning of the fourth quarter of fiscal 2021. The Consolidated Secured Debt Ratio debt covenant is once again effective and the Amendment Adjusted Period Ended April 1, 2022 (as permitted under Amendment No. 9) consists of results from the first quarter of fiscal 2020, the fourth quarter of fiscal 2021, the first quarter of fiscal 2022 and the second quarter of fiscal 2022, excluding the results of the second quarter of fiscal 2020 through the third quarter of fiscal 2021.

(2) Represents share-based compensation expense resulting from the application of accounting for stock options, restricted stock units, performance stock units, deferred stock unit awards and employee stock purchases.

(3) Represents the fiscal 2021 non-cash gain from an observable price change on an equity investment ($137.9 million) and the fiscal 2021 non-cash loss from the termination of certain defined benefit pension plans ($60.9 million).
(4) Represents the Company's estimated share of EBITDA primarily from the Company's AIM Services Co., Ltd. equity method investment, not already reflected in the Company's Net Income Attributable to Aramark stockholders. EBITDA for this equity method investee is calculated in a manner consistent with Covenant Adjusted EBITDA but does not represent cash distributions received from this investee.
(5) Represents the annualizing of net EBITDA from certain acquisitions made during the period.
(6) "Other" for the twelve months ended April 1, 2022 includes United States and non-United States governmental labor related tax credits resulting from the COVID-19 pandemic, net of labor charges, incremental expenses and other expenses associated with closed or partially closed client locations ($57.3 million), adjustments to remove the impact attributable to the adoption of certain accounting standards that are made to the calculation in accordance with the Credit Agreement and indentures ($29.7 million), non-cash charges for inventory write-downs to net realizable value and for excess inventory related to personal protective equipment ($24.4 million), expenses related to merger and integration related charges ($16.1 million), gain from a funding agreement related to a legal matter ($10.0 million), reversal of severance charges ($7.9 million), reversal of charges related to a client contract dispute ($5.7 million), a favorable settlement of a legal matter ($4.7 million), the gain from the insurance proceeds received related to property damage from a tornado in Nashville ($3.1 million), due diligence charges related to acquisitions ($3.1 million), non-cash charges related to information technology assets ($2.2 million), the impact of hyperinflation in Argentina ($1.8 million) and other miscellaneous expenses.

(7) "Other" for the Amendment Adjusted Period Ended April 1, 2022 includes United States and non-United States governmental labor related tax credits resulting from the COVID-19 pandemic, net of labor charges, incremental expenses and other expenses associated with closed or partially closed client locations ($63.0 million), adjustments to remove the impact attributable to the adoption of certain accounting standards that are made to the calculation in accordance with the Credit Agreement and indentures ($28.6 million), expenses related to merger and integration related charges ($22.3 million), non-cash charges for inventory write-downs to net realizable value and for excess inventory related to personal protective equipment ($16.4 million), gain from a funding agreement related to a legal matter ($10.0 million), reversal of severance charges ($7.9 million), reversal of charges related to a client contract dispute ($5.7 million), the gain from the change in fair value related to certain gasoline and diesel agreements ($3.3 million), the gain from the insurance proceeds received related to property damage from a tornado in Nashville ($3.1 million), due diligence charges related to acquisitions ($2.2 million), non-cash impairment charges related to information technology assets ($2.2 million), the impact of hyperinflation in Argentina ($1.8 million) and other miscellaneous expenses.

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
FREE CASH FLOW
(Unaudited)
(In thousands)

	Six Months Ended	Three Months Ended	Three Months Ended
	April 1, 2022	December 31, 2021	April 1, 2022
Net Cash (used in) provided by operating activities	$(128,267)	$(503,387)	375,120

Net purchases of property and equipment and other	(163,032)	(65,643)	(97,389)

Free Cash Flow	$(291,299)	$(569,030)	$277,731

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED REVENUE
(Unaudited)
(In thousands)

	Three Months Ended
	April 2, 2021
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$1,550,987	$677,696	$591,009		$2,819,692
Effect of Currency Translation	(809)	(42,766)	(2,895)		(46,470)
Adjusted Revenue (Organic)	$1,550,178	$634,930	$588,114		$2,773,222
Revenue Growth (as reported)	(30.48)%	(20.59)%	(8.65)%		(24.44)%
Adjusted Revenue Growth (Organic)	(30.52)%	(25.60)%	(9.10)%		(25.68)%

	Three Months Ended
	March 27, 2020
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$2,231,107	$853,448	$647,004		$3,731,559

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED REVENUE
(Unaudited)
(In thousands)

	Three Months Ended
	July 2, 2021
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$1,649,613	$728,540	$603,067		$2,981,220
Effect of Certain Acquisitions	(23,358)	—	—		(23,358)
Effect of Currency Translation	(1,456)	(67,806)	(5,937)		(75,199)
Adjusted Revenue (Organic)	$1,624,799	$660,734	$597,130		$2,882,663
Revenue Growth (as reported)	54.52%	40.87%	6.27%		38.52%
Adjusted Revenue Growth (Organic)	52.19%	27.76%	5.22%		33.94%

	Three Months Ended
	June 26, 2020
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$1,067,580	$517,171	$567,502		$2,152,253

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED REVENUE
(Unaudited)
(In thousands)

	Three Months Ended
	October 1, 2021
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$2,162,866	$765,466	$622,932		$3,551,264
Effect of Certain Acquisitions	(85,557)	—	—		(85,557)
Effect of Currency Translation	(1,347)	(20,642)	(3,041)		(25,030)
Adjusted Revenue (Organic)	$2,075,962	$744,824	$619,891		$3,440,677
Revenue Growth (as reported)	51.35%	21.69%	(1.76)%		31.91%
Adjusted Revenue Growth (Organic)	58.16%	21.47%	5.18%		36.80%

	Three Months Ended
	October 2, 2020
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$1,429,031	$629,021	$634,098		$2,692,150
Estimated Impact of 53rd Week	(116,461)	(15,858)	(44,740)		(177,059)
Adjusted Revenue	$1,312,570	$613,163	$589,358		$2,515,091

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED REVENUE
(Unaudited)
(In thousands)

	Three Months Ended
	December 31, 2021
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$2,425,379	$873,184	$649,697		$3,948,260
Effect of Certain Acquisitions	(92,037)	—	—		(92,037)
Effect of Currency Translation	(868)	18,720	(1,912)		15,940
Adjusted Revenue (Organic)	$2,332,474	$891,904	$647,785		$3,872,163
Revenue Growth (as reported)	67.75%	25.74%	7.65%		43.90%
Adjusted Revenue Growth (Organic)	61.33%	28.43%	7.33%		41.12%

	Three Months Ended
	January 1, 2021
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$1,445,792	$694,459	$603,538		$2,743,789

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED REVENUE COMPARISON TO FISCAL 2019
(Unaudited)
(In thousands)

	Three Months Ended
	April 2, 2021	July 2, 2021	October 1, 2021	December 31, 2021	April 1, 2022
Revenue (as reported)	$2,819,692	$2,981,220	$3,551,264	$3,948,260	$3,860,529
Effect of Certain Acquisitions	—	(23,358)	(85,557)	(92,037)	(94,644)
Effect of Currency Translation*	1,243	(16,977)	(13,400)	33,172	45,486
Adjusted Revenue (Organic)	$2,820,935	$2,940,885	$3,452,307	$3,889,395	$3,811,371
Revenue as a Percentage of Fiscal 2019 Revenue (as reported)	70.49%	74.33%	89.88%	92.57%	96.51%
Adjusted Revenue as a Percentage of Fiscal 2019 Adjusted Revenue (Organic)	70.52%	73.32%	87.37%	92.13%	95.28%

	Three Months Ended
	March 29, 2019	June 28, 2019	September 27, 2019	December 28, 2018	March 29, 2019
Revenue (as reported)	$3,999,987	$4,010,761	$3,951,244	$4,265,349	$3,999,987
Effect of Divestitures	—	—	—	(43,680)	—
Adjusted Revenue (Organic)	$3,999,987	$4,010,761	$3,951,244	$4,221,669	$3,999,987

* The effect of currency translation reflects the impact that fluctuations in currency translation rates had on the comparative results by translating the fiscal 2021 or fiscal 2022 period balances using the foreign currency exchange rates in effect for the comparable periods of fiscal 2019.